Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang

Manager of Investor Relations

(617) 796-8149

www.tatravelcenters.com

TravelCenters of America LLC Announces Results For The

Periods Ended June 30, 2007, and a Staff Reorganization

Westlake, OH (August 14, 2007).  TravelCenters of America LLC (AMEX: TA) today announced financial results for the periods ended June 30, 2007, and a recently implemented staff reorganization.

Recent Developments

TravelCenters of America (“TA”) became a public company on January 31, 2007. On May 30, 2007, TA acquired Petro Stopping Centers, L.P. (“Petro”).

Because of the significance of the transactions on January 31, 2007, and May 30, 2007, our historical financial data may have only limited relevance to investors.  Consequently, in addition to the historical financial data presented in this press release, we are furnishing supplemental data that we believe may help investors understand our business.  Included in this supplemental data is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, and EBITDAR excluding the impact of certain noncash items and certain items that we consider to be nonrecurring as a result of the changes that we experienced on January 31 and May 30, 2007, the reorganization described below or otherwise, or Adjusted EBITDAR.

At June 30, 2007, our business included 233 sites, 164 of which were operated under the “TravelCenters of America” or “TA” brand names and 69 that were operated under the “Petro” brand name.

On May 30, 2007, when we announced our acquisition of Petro, we disclosed that we expected EBITDAR synergies from the Petro acquisition of approximately $14 million annually, including approximately one third from procurement savings, one third from the combination of certain corporate functions and one third from improved operating results at Petro sites that were not stabilized in 2006.  We also disclosed that we expected these synergies would begin to be fully realized in 2008.

Earnings

Revenues were $1.5 billion for the three months ended June 30, 2007, and $2.6 billion for the six months ended June 30, 2007 (which includes the results of our predecessor for the one month ended January 31, 2007) compared with our predecessor’s  revenues of $1.3 billion and $2.4 billion for the respective 2006 periods.

During the three and five months ended June 30, 2007 we realized net losses of $8.4 million ($0.95/share) and $19.4 million ($2.20/share), respectively.

During the three months ended June 30, 2007, we generated EBITDAR and Adjusted EBITDAR of $44.8 million and $51.6 million, respectively. EBITDAR declined by $2.1 million and Adjusted EBITDAR decreased by $1.2 million versus our predecessor’s results for the 2006 period.

During the six months ended June 30, 2007, we and our predecessor combined had EBITDAR and Adjusted EBITDAR of $9.9 million and $84.4 million, respectively. EBITDAR declined by $69.0 million principally due to costs incurred by our predecessor in January 2007 associated with its merger with us; our Adjusted EBITDAR decreased by $0.6 million versus our predecessor’s results for 2006.

Liquidity

On July 3, 2007, we sold 4,868,600 shares of our common stock in a public offering at $41.10 per share before underwriting discounts and offering expenses.  On August 1, 2007, underwriters for that offering partially exercised their over allotment option and purchased 466,690 additional shares on the same terms.  In total, our net proceeds from this offering, after underwriting discounts and offering expenses, were $206 million.  We believe that, combined with our cash balance of $116 million at June 30, 2007, and our ability to draw up to $125 million from our  principal landlord for property improvements as described below, we have adequate capital resources to fund our activities for the foreseeable future.

Staff Reorganization

We have recently implemented plans for a reorganization of our management and field staff.  This reorganization has two key components.

•      We expect to reduce corporate office staffing principally at Petro’s El Paso headquarters gradually between now and June 2008.  At completion, approximately 60 redundant positions will have been eliminated.

•                  Our field management functions and the corporate office, marketing and operations personnel will be realigned resulting in the elimination of management layers, which will result in the elimination of approximately 100 positions during September 2007.

We expect that our reorganized staff will be able to react more quickly to both opportunities and challenges in the marketplace and that our restructured organization will create a system of field management which promotes creativity and entrepreneurial activity while maintaining control over our business.

In connection with the reorganization, we expect to incur costs of between $2.0 and $3.0 million, principally related to severance payments and relocation benefits.

Including savings from the reorganization announced today, we now believe that the synergies from the Petro acquisition may amount to approximately $16.0 million annually.

Quarterly Business Update

Most of the differences in our operating results during the three month period ended June 30, 2007, versus the comparable period in 2006 are due to our acquisition of Petro on May 30, 2007. These changes include increases in our fuel sales volume of 14.0%, our fuel gross margin of 18.0%, our non fuel gross margin of 15.2% and our total gross margin of 15.9%.

During the three month period ended June 30, 2007, our TA sites experienced a decline in diesel fuel and gasoline sales volumes on a same site basis of 0.5% and a decline in average margin per gallon of $0.004 (0.4 cents) per gallon, or 3.7%.  These changes were largely a result of a modest decline in trucking activity, which affects the demand for fuel, and pricing volatility in the petroleum markets in which we operate.

We believe that the decline in trucking activity is largely attributable to a decline in manufactured goods orders and new home building during the 2007 period versus the 2006 period.

Despite the declines in trucking mileage reported by American Trucking Associations, Inc. for April and May 2007, which we believe continued in June, our TA sites fuel volumes declined for the 2007 second quarter over the comparable 2006 period by only 0.5%, fuel gross margin declined 4.2%, non fuel gross margin increased 1.4% and total gross margin increased 0.1% , all on a same site basis.

Our Petro sites fuel volumes declined for the 2007 second quarter over the comparable 2006 period by 2.3%, fuel gross margin declined by 23.5%, non fuel gross margin declined by 3.2% and total gross margin declined 9.1%, all on a same site basis. These comparisons include periods prior to our acquisition of Petro on May 30, 2007.

Capital Expenditures

During the second quarter of 2007, we began our $125-150 million expected spending on what we call “Operation Refresh”, a program to upgrade the quality of our TA locations and make them more attractive to our customers.  Because of the current slowdown of trucking activity, we have determined to use our strong financial position to accelerate Operation Refresh and now expect to spend approximately $40 million in 2007 and $70 million in 2008 on this program. We expect that a substantial portion of this program will be funded by Hospitality Properties Trust, or HPT, our principal landlord, as we draw the $125 million of committed funding for capital improvements at HPT owned properties; $9.1 million has been drawn and spent through June 30, 2007.

During the three months ended June 30, 2007, including Operation Refresh expenditures, we invested $28.2 million in capital projects, including $11.4 million which we consider to be sustaining capital expenditures and $16.8 million which we consider to be growth related capital expenditures.

	Three Months	Five Months
	Ended	Ended
	June 30, 2007	June 30, 2007
	(dollars in thousands)

Sustaining	$11,391	$14,979
Existing network improvements	2,926	6,597
Network expansion/development	10,692	17,455
Acquisition/conversion of operating sites	3,218	3,393
Total capital expenditures	$28,227	$42,424

Recent Property Changes

•                  Development activities:

•                  We completed our development of a TA site in Laredo, TX, at Exit 13 off highway I-35 and opened this facility on July 9, 2007.  The Laredo site was completed at a cost of $14 million plus land cost.  This site has 30 acres of land and includes parking for 349 trucks and 139 cars, eight diesel fueling lanes, 12 gasoline fueling positions, a five bay repair shop, 5,400 square feet of retail space, a 165 seat Country Pride®  restaurant, three quick service restaurants, or QSRs, a driver’s lounge and other amenities.

•                  We completed our redevelopment of a travel center in Brunswick, GA, at Exit 29 off highway I-95, and reopened this site on August 1, 2007.  The Brunswick redevelopment was completed at a cost of $5.5 million.  This 28 acre site now includes a 6 bay repair shop and a separate 9,553 square foot facility housing a convenience store and three QSRs. The fuel offering at this site is limited to gasoline and includes 16 gasoline fueling positions.

•                  On August 3, 2007, we purchased a 29 acre site near Columbia, SC, at Exit 5 off highway I-77.  We expect to begin to develop this currently vacant site as a full service travel center prior to year end 2007.

•                  Acquisition activities:

•                  We have three properties under contract for purchase for an aggregate of $21 million; improvements we expect to make at these sites total approximately $15 million. We expect to close these acquisitions during the fourth quarter of 2007.

•                  Other:

•                  As of June 30, 2007, there were 938 repair shop bays at TA and Petro locations.  This number includes 6 bays opened during the quarter ended June 30, 2007.

•                  As of June 30, 2007, there were 211 full service restaurants and 288 QSRs at TA and Petro locations.  There were no restaurants or QSRs opened during the quarter ended June 30, 2007.

Conference Call:

On Tuesday, August 14, 2007, at 1:00 p.m. Eastern Time, we will host a conference call to discuss our financial results and other activities for the period ended June 30, 2007.  Following our remarks, there will be a question and answer period.

The conference call telephone number is 888-802-2268. Participants calling from outside the United States and Canada should dial 913-312-1271. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Sunday, August 20, 2007. To hear the replay, dial 719-457-0820.  The replay pass code is 7914063.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  Participants wanting to access the webcast should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

About TravelCenters of America LLC:

Our travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, heavy truck repair facilities, stores and other services.  Our nationwide business includes travel centers located in 41 U.S. states and in Canada.

Warning concerning forward looking statements

THIS NEWS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS NEWS RELEASE MAY NOT OCCUR AS A RESULT OF THE FOLLOWING FACTORS:

•                  WE MAY BE UNABLE TO REALIZE THE EXPECTED SYNERGIES FROM THE PETRO ACQUISITION;

•                  WE MAY BE UNABLE TO MANAGE EFFECTIVELY THE PLANNED STAFF REORGANIZATION;

•                  THE ACTUAL AMOUNT OF THE ACCOUNTING CHARGE WE EXPECT IN THE THIRD QUARTER OF 2007 AS A RESULT OF EMPLOYEE SEVERANCE AND RELOCATION PAYMENTS MAY BE GREATER OR LESS THAN WE NOW EXPECT;

•                  WE MAY BE UNABLE TO BEGIN TO DEVELOP THE COLUMBIA, SC, SITE AS A FULL SERVICE TRAVEL CENTER PRIOR TO YEAR END 2007;

•                  THE CAPITAL REQUIRED TO FUND OPERATION REFRESH AND THE ACQUISITION AND IMPROVEMENT OF THE SITES WE EXPECT TO PURCHASE MAY EXCEED OUR EXPECTATIONS. IN ADDITION THESE PLANNED ACQUISITIONS ARE SUBJECT TO VARIOUS CONDITIONS TO CLOSING AND THIRD PARTY APPROVALS; THESE CONDITIONS OR APPROVALS MAY NOT BE SATISFIED OR OBTAINED AND THESE ACTIVITIES MAY NOT OCCUR ON THE TERMS WE NOW EXPECT OR MAY NOT OCCUR AT ALL.

RESULTS WHICH DIFFER FROM THOSE STATED OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS MAY BE CAUSED BY VARIOUS CHANGES IN OUR BUSINESS OR MARKET CONDITIONS, INCLUDING SOME WHICH ARE BEYOND OUR CONTROL. OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, UNDER “ITEM 1.A. RISK FACTORS.”

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Company	Predecessor
	Three months	Three months
	ended	ended
	June 30, 2007	June 30, 2006
Revenues:
Fuel	$1,222,286	$1,061,537
Non fuel	261,845	225,845
Rent and royalties	3,132	2,644
Total revenues	1,487,263	1,290,026

Cost of goods sold (excluding depreciation):
Fuel	1,181,476	1,024,180
Non fuel	110,289	93,892
Total cost of goods sold (excluding depreciation)	1,291,765	1,118,072

Operating expenses:
Site level operating	125,567	103,099
Selling, general & administrative	25,469	23,295
Real estate rent	48,676	2,674
Depreciation and amortization	7,878	16,558
Total operating expenses, net	207,590	145,626

Income (loss) from operations	(12,092)	26,328

Other income	—	1,250
Equity in income of joint venture	190	—
Interest income	2,298	397
Interest expense	(4,010)	(11,959)
Income (loss) before income taxes	(13,614)	16,016
Provision (benefit) for income taxes	(5,236)	6,050
Net income (loss)	$(8,378)	$9,966

Other comprehensive income (loss), net of tax:
Unrealized gain on derivative instruments, (net of taxes of $0, and $(179), respectively)	—	(348)
Foreign currency translation adjustments, (net of taxes of $(11) and $123, respectively)	445	391
Comprehensive income (loss)	$(7,933)	$10,009

Weighted average shares outstanding:
Basic	8,809	6,937
Diluted	8,809	7,600

Earnings (loss) per common share:
Basic	$(0.95)	$1.44
Diluted	$(0.95)	$1.31

These financial statements should be read in conjunction with our Report on Form 10-Q for the period ended June 30, 2007 filed with the Securities and Exchange Commission.

	Company	Predecessor
	Five months	One month	Six months
	Ended	Ended	Ended
	June 30, 2007	January 31, 2007	June 30, 2006
Revenues:
Fuel	$1,818,429	$285,053	$1,945,683
Non fuel	400,769	66,795	425,752
Rent and royalties	4,734	834	4,949
Total revenues	2,223,932	352,682	2,376,384

Cost of goods sold (excluding depreciation):
Fuel	1,760,878	270,694	1,881,189
Non fuel	166,523	27,478	176,172
Total cost of goods sold (excluding depreciation)	1,927,401	298,172	2,057,361

Operating expenses:
Site level operating	197,977	36,093	206,482
Selling, general & administrative	37,330	8,892	34,820
Real estate rent	77,104	931	5,278
Depreciation and amortization	13,168	5,786	32,929
Merger related	—	44,972	—
Total operating expenses, net	325,579	96,674	279,509

Income (loss) from operations	(29,048)	(42,164)	39,514

Other income	—	—	1,250
Debt extinguishment expenses	—	(16,140)	—
Equity in income of joint venture	190	—	—
Interest income	2,577	1,131	646
Interest expense	(5,067)	(5,345)	(23,618)
Income (loss) before income taxes	(31,348)	(62,518)	17,792
Provision (benefit) for income taxes	(11,939)	(40,470)	6,722
Net income (loss)	$(19,409)	$(22,048)	$11,070

Other comprehensive income (loss), net of tax:
Unrealized gain on derivative instruments, (net of taxes of $0, $0, and $(182), respectively)	—	—	(353)
Foreign currency translation adjustments, (net of taxes of $(11), $(47) and $112, respectively)	567	(47)	356
Comprehensive income (loss)	$(18,842)	$(22,095)	$11,073

Weighted average shares outstanding:
Basic	8,809	6,937	6,937
Diluted	8,809	6,937	7,534

Earnings (loss) per common share:
Basic	$(2.20)	$(3.18)	$1.60
Diluted	$(2.20)	$(3.18)	$1.47

These financial statements should be read in conjunction with our Report on Form 10-Q for the period ended June 30, 2007 filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED BALANCE SHEET

(dollars in thousands)

June 30, 2007
(unaudited)
Assets:
Current assets:
Cash	$115,889
Restricted cash	36,360
Restricted investments (1)	275,545
Accounts receivable, net	118,643
Inventories	135,965
Other current assets	49,766
Total current assets	732,168

Property, plant and equipment, net	282,824
Goodwill	25,379
Intangible assets	41,530
Deferred income taxes	495
Other noncurrent assets	20,488
Total assets	$1,102,884

Liabilities and Shareholders’ Equity:
Current liabilities:
Current maturities of debt (1)	$269,322
Accounts payable	216,509
Other current liabilities	138,948
Total current liabilities	624,779

Capital lease obligations	107,620
Deferred income taxes	12,197
Other noncurrent liabilities	44,009
Total liabilities	788,605
Shareholders’ equity	314,279
Total liabilities and shareholders’ equity	$1,102,884

(1) Include debt defeasance arising from the Petro Acquisition which is expected to be settled in February 2008.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2007 (2)	2006	2007 (2)	2006
EBITDAR: (1)(2)
Net income (loss)	$(8,378)	$9,966	$(41,457)	$11,070
Add/deduct: income taxes	(5,236)	6,050	(52,409)	6,722
Add: depreciation and amortization	7,878	16,558	18,954	32,929
Deduct: equity in income of joint venture	(190)	—	(190)	—
Add: proportionate share of EBITDAR of joint venture	292	—	292	—
Deduct: interest income	(2,298)	(397)	(3,708)	(646)
Add: interest expense	4,010	11,959	10,412	23,618
Add: real estate rent	48,676	2,674	78,035	5,278
EBITDAR (1)(2)	44,754	46,810	9,929	78,971

Add: employee retention and separation expenses(3)	6,884	—	9,095	—
Add: nonrecurring merger related expenses (4)	—	—	44,972	—
Add: debt extinguishment expense	—	—	16,140	—
Add: noncash share based compensation expense (5)	—	11,645	4,268	11,656
Deduct: income from claim settlement (6)	—	(5,651)	—	(5,651)
Adjusted EBITDAR(1)(2)	$51,638	$52,804	$84,404	$84,976

(1).       We calculate EBITDAR as earnings before interest, taxes, depreciation, amortization and rent, and we define Adjusted EBITDAR as EBITDAR excluding the impact of certain noncash items and certain items which we consider to be nonrecurring.  We consider EBITDAR and Adjusted EBITDAR to be measures which are useful indications of our operating performance and our ability to pay rent or service debt, fund capital expenditures and expand our business.  We believe that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help shareholders to understand our financial performance, including comparing our performance between periods and to other companies.  However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by generally accepted accounting principles, or GAAP.

(2).       Includes results related to Petro from May 30, 2007, the date of our acquisition, through June 30, 2007.

(3).       Employee retention and separation expenses represent expenses incurred for the applicable portion of retention bonuses that will be paid to certain employees that remain in our employ for specified periods of time after our merger with our predecessor and after our Petro Acquisition on May 30, 2007, plus salary and separation payments to former executive officers of our predecessor.

(4).       This amount represent costs incurred by our predecessor in marketing itself for sale.

(5).       The historical share based compensation expense relates to the vesting of options of our predecessor’s shares which were redeemed upon our change of control on January 31, 2007.

(6).       During the second quarter of 2006 our predecessor recognized income of $5.6 million as a result of settling two claims made in connection with certain transactions our predecessor completed in November 2000.

TRAVELCENTERS OF AMERICA LLC

SITE OPERATING DATA (1)

( in thousands, except where otherwise indicated)

	Three months ended June30,				Six months ended June 30,
	Company	Predecessor			Combined(2)	Predecessor
	2007	2006	Change		2007	2006	Change
Sites at end of period:
Company operated sites	187	139	48		187	139	48
Franchisee operated sites	46	21	25		46	21	25
Total	233	160	73		233	160	73

Diesel sales volume (gallons)	429,898	373,788	+15.0%		803,020	749,251	+7.2%
Gasoline sales volume (gallons)	57,649	54,039	+6.7%		102,918	101,154	+1.7%
Total fuel sales volume (gallons)	487,547	427,827	+14.0%		905,939	850,405	+6.5%

Diesel gross margin	$35,730	$29,398	+21.5%		$60,867	$54,408	+11.9%
Gasoline gross margin	6,083	5,894	+3.2%		10,146	8,977	+13.0%
Total fuel gross margin	$41,814	$35,292	+18.5%		$71,013	$63,385	+12.0%

Diesel gross margin per gallon (cents per gallon)	$0.083	$0.079	+5.7%		$0.076	$0.073	+4.4%
Gasoline gross margin per gallon (cents per gallon)	0.106	0.109	-3.3%		0.099	0.089	+11.1%
Total fuel gross margin per gallon (cents per gallon)	0.086	0.082	+4.0%		0.078	0.075	+5.2%

Total nonfuel revenues	$259,590	$225,742	+15.0%		$465,158	$425,463	+9.3%
Total nonfuel gross margin	$151,923	$131,838	+15.2%		$273,780	$249,279	+9.8%
Nonfuel gross margin percentage	58.5%	58.4%	+10	b.p.	58.9%	58.6%	+30	b.p.

Total gross margin	$193,737	$167,130	+15.9%		$344,793	$312,664	+10.3%
Site level operating expenses	$125,478	$102,968	+21.9%		$233,895	$205,924	+13.6%
Net	$68,259	$64,162	+6.4%		$110,898	$106,740	+3.9%

(1)   Except for the number of franchisee operated sites, includes operating data of company operated travel centers only and excludes data of travel centers operated by franchisees. Results of the Petro sites are included for the period from May 30, 2007 to June 30, 2007.

(2)   The operating results presented for the six months ended June 30, 2007 represent the sum of the results of the Company for the five months ended June 30, 2007 and the results of our predecessor for the one month ended January 31, 2007.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA – TRAVELCENTERS SITES (1)

(in thousands, except where otherwise indicated)

	Three months ended June 30,				Six months ended June 30,
	Company	Predecessor			Combined (2)	Predecessor
	2007	2006	Change		2007	2006	Change
Number of company operated travel centers (3)	138	138			138	138

Diesel sales volume (gallons)	371,048	372,370	-0.4%		742,686	745,869	-0.4%
Gasoline sales volume (gallons)	52,855	53,724	-1.6%		97,893	100,450	-2.5%
Total fuel sales volume (gallons)	423,903	426,094	-0.5%		840,580	846,318	-0.7%

Diesel revenue	$831,679	$849,191	-2.1%		$1,556,621	$1,568,472	-0.8%
Gasoline revenue	134,261	127,512	+5.3%		220,118	215,162	+2.3%
Total fuel revenues	965,940	976,703	-1.1%		1,776,739	1,783,634	-0.4%

Diesel gross margin	$29,128	$31,097	-6.3%		$55,997	$54,172	+3.4%
Gasoline gross margin	5,828	5,391	+8.1%		9,413	8,919	+5.5%
Total fuel gross margin	$34,955	$36,487	-4.2%		$65,410	$63,091	+3.7%

Diesel gross margin per gallon (cents per gallon)	$0.079	$0.084	-6.0%		$0.075	$0.073	+3.8%
Gasoline gross margin per gallon (cents per gallon)	0.110	0.100	+9.9%		0.096	0.089	+8.3%
Total fuel gross margin per gallon (cents per gallon)	0.082	0.086	-3.7%		0.078	0.075	+4.4%

Total nonfuel revenues	$227,131	$224,798	+1.0%		$430,667	$423,476	+1.7%
Total nonfuel gross margin	$133,089	$131,314	+1.4%		$253,804	$248,168	+2.3%
Nonfuel gross margin percentage	58.6%	58.4%	+20	b.p.	58.9%	58.6%	+30	b.p.

Total gross margin	$168,044	$167,802	+0.1%		$319,215	$311,250	+2.6%
Site level operating expenses	$110,876	$109,366	+1.4%		$215,875	$209,466	+3.1%
Net	$57,168	$58,436	-2.2%		$103,340	$101,784	+1.5%

(1)   Includes fuel volume, revenues and expenses of company operated travel centers only.

(2)   The operating results presented for the six months ended June 30, 2007 represent the sum of the results of the Company for the five months ended June 30, 2007 and the results of our predecessor for the one month ended January 31, 2007.

(3)   Includes travel centers that were continuously company operated since January 1, 2006.

The same site operating data provided above for our TravelCenters sites is based on the operating results of these sites for the respective periods, including periods prior to January 31, 2007, the date we acquired them.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA – PETRO SITES (1)

(in thousands, except where otherwise indicated)

	Three months ended June 30,				Six months ended June 30,
	Combined (3)	Petro (2)			Combined (3)	Petro (2)
	2007	2006	Change		2007	2006	Change

Number of travel centers(4)	43	43			43	43

Diesel sales volume (gallons)	161,048	165,586	-2.7%		323,732	340,444	-4.9%
Gasoline sales volume (gallons)	11,733	11,182	+4.9%		22,407	21,164	+5.9%
Total fuel sales volume (gallons)	172,781	176,768	-2.3%		346,139	361,608	-4.3%

Diesel revenue	$364,869	$382,232	-4.5%		$688,536	$724,061	-4.9%
Gasoline revenue	29,929	26,505	+12.9%		50,280	45,686	+10.1%
Total fuel revenues	394,798	408,737	-3.4%		738,816	769,747	-4.0%

Diesel gross margin	$13,396	$18,153	-26.2%		$26,415	$28,529	-7.4%
Gasoline gross margin	1,685	1,567	+7.5%		2,619	2,534	+3.4%
Total fuel gross margin	$15,081	$19,720	-23.5%		$29,034	$31,063	-6.5%

Diesel gross margin per gallon (cents per gallon)	$0.083	$0.110	-24.5%		$0.082	$0.084	-2.4%
Gasoline gross margin per gallon (cents per gallon)	0.144	0.140	+2.9%		0.117	0.120	-2.5%
Total fuel gross margin per gallon (cents per gallon)	0.087	0.112	-22.3%		0.084	0.086	-2.3%

Total nonfuel revenues	86,957	86,813	+0.2%		167,353	166,464	+0.5%
Total nonfuel gross margin	46,350	47,863	-3.2%		90,125	92,886	-3.0%
Nonfuel gross margin percentage	53.3%	55.1%	-180	b.p.	53.9%	55.8%	- 190	b.p.

Total gross margin	$61,431	$67,583	-9.1%		$119,159	$123,949	-3.9%
Site level operating expenses	$41,693	$40,510	+2.9%		$82,522	$80,972	+1.9%
Net	$19,738	$27,073	-27.1%		$36,637	$42,977	-14.8%

(1)   Includes only company operated travel centers and excludes travel centers operated by franchisees.

(2)   The Petro sites were not owned or operated by us during the 2006 periods.

(3)   The operating results presented for the 2007 periods represent the sum of the results of the Petro sites for the period from May 30, 2007 through June 30, 2007 when they were owned by us and for the period from January 1, 2007 through May 29, 2007 when they were owned by the previous owner.

(4)   Includes travel centers that were continuously operated by Petro since January 1, 2006.

The same site operating data provided above for our Petro sites is based on the operating results of these sites for the respective periods, including periods prior to May 30, 2007, the date we acquired them.